Exhibit 99.3

TIMBER PHARMACEUTICALS LLC

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2020

(UNAUDITED)

TABLE OF CONTENTS

TIMBER PHARMACEUTICALS LLC
INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Page No.
Unaudited Condensed Consolidated Balance Sheet as of March 31, 2020 and December 31, 2019	3
Unaudited Condensed Consolidated Statement of Operations for the three months ended March 31, 2020 and the period from February 26, 2019 (Inception) through March 31, 2019	4
Unaudited Condensed Consolidated Statement of Members’ Equity (Deficit) for the three months ended March 31, 2020 and the period from February 26, 2019 (Inception) through March 31, 2019	5
Unaudited Condensed Consolidated Statement of Cash Flows for the three months ended March 31, 2020 and the period from February 26, 2019 (Inception) through March 31, 2019	6
Unaudited Notes to Condensed Consolidated Financial Statements	7

Independent Auditors’ Review Report

The Members and Board of Managers
Timber Pharmaceuticals LLC:

Report on the Financial Statements

We have reviewed the condensed financial statements of Timber Pharmaceuticals LLC (the Company), which comprise the condensed balance sheet as of March 31, 2020, and the related statements of operations, members’ equity (deficit), and cash flows for the three-month period ended March 31, 2020 and for the period from February 26, 2019 (inception) through March 31, 2019, and the related notes.

Management’s Responsibility

The Company’s management is responsible for the preparation and fair presentation of the condensed financial information in accordance with U.S. generally accepted accounting principles; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with U.S. generally accepted accounting principles.

Auditors’ Responsibility

Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (PCAOB). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America and in accordance with the auditing standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the condensed financial information referred to above for it to be in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

The accompanying interim financial information has been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the interim financial information, the Company has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the conditions and events and management’s plans regarding these matters are also described in Note 1. The accompanying interim financial information does not include any adjustments that might result from the outcome of this uncertainty.

Report on Condensed Balance Sheet as of December 31, 2019

We have previously audited, in accordance with auditing standards generally accepted in the United States of America and in accordance with the auditing standards of the PCAOB, the balance sheet as of December 31, 2019, and the related statements of operations, members’ deficit, and cash flows for the period from February 26, 2019 (inception) through December 31, 2019 (not presented herein); and we expressed an unqualified audit opinion on those audited financial statements in our report dated February 14, 2020. In our opinion, the accompanying condensed balance sheet of the Company as of December 31, 2019 is consistent, in all material respects, with the audited financial statements from which it has been derived.  Our report dated February 14, 2020 contains an explanatory paragraph that states that the Company has suffered recurring losses from operations and has a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

/s/ KPMG LLP

Short Hills, New Jersey
May 22, 2020

TIMBER PHARMACEUTICALS LLC
Condensed Consolidated Balance Sheet

(Unaudited)

	March 31,	December 31,
	2020	2019
ASSETS
Current assets
Cash	$897,921	$57,073
Loan to BioPharmX, net of loan discount of $339,167	1,060,833	—
Investment in BioPharmX at fair value	708,560	—
Other current assets	60,187	32,820
Total current assets	2,727,501	89,893
Total assets	$2,727,501	$89,893

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities
Accounts payable	$1,551,351	$501,451
Accrued expenses	120,035	214,660
License payable	750,000	750,000
Bridge notes payable , net of debt discount of $3,213,445	1,786,555	—
Warrant liability	3,253,769	—
Total current liabilities	7,461,710	1,466,111
Total liabilities	7,461,710	1,466,111

Commitments and contingencies

Members’ deficit
Members’ units*	1,893,985	1,698,895
Accumulated deficit	(6,628,194)	(3,075,113)
Total members’ deficit	(4,734,209)	(1,376,218)
Total liabilities and members’ deficit	$2,727,501	$89,893

*See accompanying unaudited condensed consolidated statement of changes in members’ deficit for each class of units which make up outstanding member units.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

TIMBER PHARMACEUTICALS LLC.
Condensed Consolidated Statement of Operations

(Unaudited)

	Three Months Ended March 31, 2020	For the Period from February 26, 2019 (Inception) through March 31, 2019

Grant revenues	$26,907	$—

Operating costs and expenses
Research and development	1,018,231	30,194
Research and development - license acquired	—	50,000
Transaction costs	1,189,842	—
Selling, general and administrative	456,794	8,059
Total operating expenses	2,664,867	88,253
Loss from operations	(2,637,960)	(88,253)

Other income (expense)
Interest expense	(1,102,606)	—
Interest income	456,775	—
Change in fair value of investment in BioPharmX	83,560	—
Change in fair value of warrant liability	(321,051)	—
Gain on foreign currency exchange	2,682	—
Total other expense	(880,640)	—
Net loss	$(3,518,600)	$(88,253)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

TIMBER PHARMACEUTICALS LLC.
Condensed Consolidated Statement of Members’ Equity (Deficit)

(Unaudited)

	Preferred Units		Common Units		Accumulated	Total Members’
	Units	Amount	Units	Amount	Deficit	Deficit
Balance at December 31, 2019	1,586,493	$1,624,228	10,000	$74,667	$(3,075,113)	$(1,376,218)
Non-cash contribution from TardiMed	142,392	142,392	—	—	—	142,392
Accrued preferred unit dividend	—	34,481	—	—	(34,481)	—
Equity-based compensation	—	—	—	18,217	—	18,217
Net loss	—	—	—	—	(3,518,600)	(3,518,600)
Balance at March 31, 2020	1,728,885	$1,801,101	10,000	$92,884	$(6,628,194)	$(4,734,209)

	Preferred Units		Common Units		Accumulated	Total Members’
	Units	Amount	Units	Amount	Deficit	Equity
Balance at February 26, 2019 (Inception)	—	$—	—	$—	$—	$—
Members’ contribution	99,915	99,900	10,000	100	—	100,000
Equity-based compensation	—	—	—	4,571	—	4,571
Net loss	—	—	—	—	(88,253)	(88,253)
Balance at March 31, 2019	99,915	$99,900	10,000	$4,671	$(88,253)	$16,318

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

TIMBER PHARMACEUTICALS LLC

Condensed Consolidated Statement of Cash Flows

(Unaudited)

	Three Months Ended March 31, 2020	For the Period from February 26, 2019 (Inception) through March 31, 2019
Cash flows from operating activities
Net loss	$(3,518,600)	$(88,253)
Adjustments to reconcile net loss to net cash used in operating activities:
Research and development-licenses acquired, expensed	—	50,000
Non-cash contribution from TardiMed	142,392	—
Equity-based compensation	18,217	4,571
Change in fair value of warrant liability	321,051	—
Change in fair value of investment in BioPharmX	(83,560)	—
Amortization of loan discount	(435,833)	—
Amortization of debt discount	1,019,273	—
Accrued interest on BioPharmX loan	(20,942)	—
Accrued interest on bridge notes	83,333	—
Changes in assets and liabilities:
Other current assets	(6,425)	—
Accounts payable	1,049,900	6,635
Accrued expenses	(177,958)	—
Net cash used in operating activities	(1,609,152)	(27,047)

Cash flows from investing activities
Loan to BioPharmX	(1,250,000)	—
Purchase of research and development licenses	—	(50,000)
Net cash used in investing activities	(1,250,000)	(50,000)

Cash flows from financing activities
Members’ contributions	—	100,000
Proceeds from bridge notes payable	3,700,000	—
Net cash provided by financing activities	3,700,000	100,000

Net increase in cash and cash equivalents	840,848	22,953
Cash and cash equivalents, beginning of period	57,073	—

Cash and cash equivalents, end of period	$897,921	$22,953

Non cash financing activities:
Accrued preferred unit dividend	$34,481	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

TIMBER PHARMACEUTICALS LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 1. Organization and description of business operations

Timber Pharmaceuticals LLC (together with its wholly owned subsidiary, Timber Pharmaceuticals Australia Pty Ltd., the “Company” or “Timber”) was formed on February 26, 2019 as a Delaware limited liability company. Timber was founded in 2019 to develop treatments for unmet needs in medical dermatology. Timber has a particular focus on rare diseases or conditions of the skin for which there are no current treatments. Timber is initially targeting multiple indications in rare/orphan dermatology with no approved treatments.

Merger Agreement

On January 28, 2020, BioPharmX entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Timber and BITI Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of BioPharmX (“Merger Sub”). Subject to the terms and conditions contained in the Merger Agreement, including approval of the transactions contemplated therein by BioPharmX’s stockholders and by Timber’s members, Merger Sub will be merged with and into Timber (the “Merger”), with Timber surviving the Merger as a wholly-owned subsidiary of BioPharmX. As a condition to the closing of the Merger, Timber has agreed to secure $20 million of financing for the combined company. The Company incurred approximately $1.2 million of legal, consulting and other professional fees related to the Merger, which were classified as transaction costs in the accompanying unaudited condensed consolidated statement of operations for the three months ended March 31, 2020.

Under the Merger Agreement, following the Merger, (i) the Timber members, including the investors funding the $20 million investment and the bridge investors, will own approximately 88.5% of the outstanding common stock of BioPharmX (the “Common Stock”), and (ii) the BioPharmX stockholders will own approximately 11.5% of the outstanding Common Stock, subject to certain adjustments as more particularly set forth in the Merger Agreement. The holder of a preferred membership interest in Timber of approximately $1.7 million will receive shares of newly designated preferred stock of BioPharmX on comparable terms to the preferred membership interest in Timber which will also be convertible into Common Stock. Upon completion of the Merger, BioPharmX will change its name to Timber Pharmaceuticals, Inc. and the officers and directors of Timber will become the officers and directors of BioPharmX.

On March 24, 2020, BioPharmX entered into the first amendment to the Merger Agreement with Timber and BITI Merger Sub. The first amendment to the Merger Agreement states; (i) BioPharmX’s preferred equity outstanding immediately prior to the effective time will be automatically converted into a number of shares of preferred stock that, other than conversion rights, has economic terms the same as those of holders of preferred units of Timber; and (ii) the preferred shares are convertible, at the option of their holder, at a price equal to the greater of (i) three times the volume weighted closing price of a share of BioPharmX’s Common Stock on the NYSE American for the five consecutive trading days ending one trading day immediately prior to the date of BioPharmX’s special meeting of stockholders which has been called to consider the Merger, or (ii) 110% of the “Final Purchase Price.”

On April 27, 2020, BioPharmX entered into the second amendment to the Merger Agreement with Timber and BITI Merger Sub. Under the terms of the amendment, BioPharmX has agreed to lower their ownership percentage from 11.5% to no lower than 8.9% of the combined entity to meet market capitalization requirements.

On May 18, 2020, Timber Pharmaceuticals, Inc., formerly known as BioPharmX Corporation, completed its business combination with Timber.  In connection with, and immediately prior to the completion of the Merger, BioPharmX effected a reverse stock split of the Company’s common stock, par value $0.001 per share, at a ratio of 1-for-12. Immediately after completion of the Merger, the Company changed its name to Timber Pharmaceuticals, Inc.

Securities Purchase Agreement

In connection with the Merger Agreement, on March 27, 2020, Timber and BioPharmX entered into a securities purchase agreement (the ‘‘Securities Purchase Agreement’’), with certain accredited investors (the ‘‘Investors’’) pursuant to which, among other things, Timber agreed to issue to the Investors shares of Timber units immediately

TIMBER PHARMACEUTICALS LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

prior to the Merger and BioPharmX agreed to issue to the Investors warrants to purchase shares of BioPharmX common stock on the tenth trading day following the consummation of the Merger (the ‘‘Investor Warrants’’) in a private placement transaction for an aggregate purchase price of approximately $25 million (which amount is comprised of (x) a $5 million credit with respect to the Bridge Notes and (y) $20 million in cash from the Investors) (the ‘‘Purchase Price’’). In return, based on an agreed upon pre-money valuation (of the combined company) of $100 million, Timber will issue the Investors an amount of Timber units exchangeable in the Merger for 20.0% of the post-closing company common shares on a fully-diluted basis. In addition, (i) Timber will deposit the same number of shares equal to the number of Timber units into escrow with an escrow agent for the benefit of the Investors, to be exchanged for BioPharmX common stock at the close of the Merger, and to be delivered, in whole or in part, out of escrow to the Investors if 85% of the average of the three lowest volume-weighted average trading prices of a share of BioPharmX common stock on NYSE American during the first ten trading days immediately following the closing date Securities Purchase Agreement is lower than the effective price per share paid by the Investors for the converted initial shares, and (ii) on the tenth trading day following the close of the Merger, Timber Pharmaceuticals, Inc. will issue to the Investors (x) Series A warrants to purchase shares of Timber Pharmaceuticals, Inc. common stock and (y) Series B warrants to purchase shares of Timber Pharmaceuticals, Inc. common stock. The Series A Investor Warrants will have a 5-year term and an exercise price equal to 125% of the final purchase price, subject to adjustment for anti-dilution events. The Series A Investor Warrants will initially be exercisable for an amount of Timber Pharmaceuticals, Inc. common stock equal to 75% of such shares of Timber common stock issued to the Investors, subject to certain adjustments. The Series B Investor Warrants will have an exercise price per share of $0.001, will be immediately exercisable and shall be issued for a number of shares of Timber Pharmaceuticals, Inc. common stock based upon the final purchase price adjusted for trading prices of Timber Pharmaceuticals, Inc. common stock following the warrant closing date. The number of Timber Pharmaceuticals, Inc. common stock issuable pursuant to the Series B Investor Warrants is also subject to adjustment based on specified reset price.

On April 27, 2020, BioPharmX, Timber and the Investors entered into the first amendment to the Securities Purchase Agreement dated March 27, 2020. The amendment states if market capitalization requirements are not satisfied, the converted additional shares that are to be placed in escrow under the Securities Purchase Agreement will no longer be returned to BioPharmX as treasury stock depending on the market price of the BioPharmX common stock, and if the market capitalization requirements are still not satisfied, the Investors will purchase up to an additional 67 million restricted shares of BioPharmX common stock for immediate delivery to the Escrow Agent to be held in escrow so long as an investor would otherwise hold in excess of 9.99% of the BioPharmX common stock. Any shares purchased would reduce the number of shares available for purchase under the Series B Warrant to be issued by BioPharmX on the warrant closing date.

Liquidity and capital resources

The Company has no product revenues, incurred operating losses since Inception, and expects to continue to incur significant operating losses for the foreseeable future and may never become profitable. The Company had an accumulated members’ deficit of approximately $4.7 million at March 31, 2020, a net loss of approximately $3.5 million, and approximately $1.6 million of net cash used in operating activities for the three months ended March 31, 2020.

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern.

The Company’s future liquidity and capital funding requirements will depend on numerous factors, including:

•                  its ability to raise additional funds to finance its operations;

•                  the outcome, costs and timing of clinical trial results for the Company’s current or future product candidates;

•                  the emergence and effect of competing or complementary products;

•                  its ability to maintain, expand and defend the scope of its intellectual property portfolio, including the amount and timing of any payments the Company may be required to make, or that it may receive, in connection with the licensing, filing, prosecution, defense and enforcement of any patents or other intellectual property rights;

TIMBER PHARMACEUTICALS LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

•                  its ability to retain its current employees and the need and ability to hire additional management and scientific and medical personnel; and

•                  the terms and timing of any collaborative, licensing or other arrangements that it has or may establish.

The Company will likely need to raise substantial additional funds through one or more of the following: issuance of additional debt or equity, or the completion of a licensing transaction for one or more of the Company’s pipeline assets. If the Company is unable to maintain sufficient financial resources, its business, financial condition and results of operations will be materially and adversely affected. This could affect future development and business activities and potential future clinical studies and/or other future ventures. Failure to obtain additional equity or debt financing will have a material, adverse impact on the Company’s business operations. There can be no assurance that the Company will be able to obtain the needed financing on acceptable terms or at all. Additionally, equity or debt financings will likely have a dilutive effect on the holdings of the Company’s existing member units. Accordingly, there are material risks and uncertainties that raise substantial doubt about the Company’s ability to continue as a going concern for twelve months from the issuance date of these unaudited condensed consolidated financial statements.

The impact of the worldwide spread of a novel strain of coronavirus (“COVID 19”) has been unprecedented and unpredictable, but based on the Company’s current assessment, the Company does not expect any material impact on its long-term strategic plans, operations and its liquidity due to the worldwide spread of COVID-19. However, the Company is continuing to assess the effect on its operations by monitoring the spread of COVID-19 and the actions implemented to combat the virus throughout the world and its assessment of the impact of COVID-19 may change.

Note 2. Significant accounting policies

Basis of presentation

The Company’s consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and include all adjustments necessary for the fair presentation of its consolidated balance sheet, results of operations and cash flows for the period presented.

Use of estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. The most significant estimates in the Company’s consolidated financial statements relate to the valuations of investments, loans, warrants, notes, equity-based awards and member units. These estimates and assumptions are based on current facts, historical experience and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. Actual results may differ materially and adversely from these estimates. To the extent there are material differences between the estimates and actual results, the Company’s future results of operations will be affected.

Research and development

Research and development costs, including in-process research and development acquired as part of an asset acquisition for which there is no alternative future use, are expensed as incurred. Advance payments for goods and services that will be used in future research and development activities are expensed when the activity has been performed or when the goods have been received rather than when the payment is made.

Accrued Outsourcing Costs

Substantial portions of the Company’s preclinical studies and clinical trials are performed by third-party laboratories, medical centers, contract research organizations and other vendors (collectively “CROs”). These CROs generally bill monthly or quarterly for services performed, or bill based upon milestone achievement. For preclinical studies, the

TIMBER PHARMACEUTICALS LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

Company accrues expenses based upon estimated percentage of work completed and the contract milestones remaining. Clinical trial costs are a significant component of research and development expenses and include costs associated with third-party contractors. The Company outsources a substantial portion of its clinical trial activities, utilizing external entities such as CROs, independent clinical investigators, and other third-party service providers to assist the Company with the execution of its clinical studies. For each clinical trial that the Company conducts, certain clinical trial costs are expensed immediately, while others are expensed over time based on the number of patients in the trial, the attrition rate at which patients leave the trial, and/or the period over which clinical investigators or CROs are expected to provide services. The Company’s estimates depend on the timeliness and accuracy of the data provided by the CROs regarding the status of each program and total program spending. The Company periodically evaluates the estimates to determine if adjustments are necessary or appropriate based on information it receives.

Fair Value Measurement

The Company follows the accounting guidance in ASC 820 for its fair value measurements of financial assets and liabilities measured at fair value on a recurring basis. Under this accounting guidance, fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

The accounting guidance requires fair value measurements be classified and disclosed in one of the following three categories:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Observable inputs other than Level 1 prices, for similar assets or liabilities that are directly or indirectly observable in the marketplace.

Level 3: Unobservable inputs which are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

As of March 31, 2020 and December 31, 2019, the recorded values of prepaid expenses, accounts payable, accrued expenses, and license payable, approximate the fair values due to the short-term nature of the instruments.

Revenue Recognition

The Company has not yet generated any revenue from product sales. The Company’s source of revenue in both 2020 and 2019 has been from grants. When grant funds are received after costs have been incurred, the Company records grant revenue upon the receipt of cash.

Warrant Liability

The Company accounts for certain common stock warrants outstanding as a liability at fair value and adjusts the instruments to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statements of operations. The fair value of the warrants issued by the Company has been estimated using a probability-weighted Black-Scholes option pricing model at each measurement date.

Equity-based compensation

The Company expenses equity-based compensation to employees and non-employees over the requisite service period based on the estimated grant-date fair value of the awards. The Company accounts for forfeitures as they occur. Equity-based awards with graded-vesting schedules are recognized on a straight-line basis over the requisite service period for each separately vesting portion of the award.

In 2019, the Company granted Value Appreciation Rights (“VARs”) to certain employees at specified exercise prices. The Company estimates the fair value of VARs using the Black-Scholes option pricing model, and the assumptions used in calculating the fair value of equity-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. All equity-based compensation costs are recorded in general and administrative or research and development costs in the statements of operations.

TIMBER PHARMACEUTICALS LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

Income taxes

The Company was organized as a limited liability company and subject to the provisions of Subchapter K of the Internal Revenue Code. As such, the Company is not viewed as a taxpaying entity in any jurisdiction and does not require a provision for income taxes. Each member is responsible for the tax liability, if any, related to its proportionate share of the Company’s taxable losses.

Note 3. Credit Agreement with BioPharmX Corporation (“BioPharmX”)

Loan to BioPharmX

In connection with the Merger Agreement, BioPharmX and Timber entered into a Credit Agreement, dated as of January 28, 2020 (the “Credit Agreement”), pursuant to which Timber has agreed to make a bridge loan to BioPharmX (the “Bridge Loan”) in an aggregate amount of $2.25 million. Pursuant to the terms of the Credit Agreement, Timber made and will make the Bridge Loan to BioPharmX in three tranches: (i) a $625,000 initial advance ($700,000 less $75,000 of original issue discount (“OID”)) made on the closing date of the Credit Agreement; (ii) $625,000 ($700,000 less $75,000 of OID) 30 days thereafter; and (iii) $1,000,000 ($1,100,000 less $100,000 of OID) upon the closing of the Merger. The Bridge Loan will bear interest at a rate of 12% per annum and is repayable upon the earlier of, July 15, 2020, the termination (without completion) of the Merger, or upon a liquidity event, as defined in the Credit Agreement. BioPharmX has also issued to Timber a promissory note setting forth the terms of repayment. During the three months ended March 31, 2020, the Company recorded coupon interest income of approximately $21,000 in connection with the loan to BioPharmX.

Investment in BioPharmX Common Stock

The Bridge Loan is secured by a lien on all of BioPharmX’s assets. Further, in connection with the Bridge Loan, on January 28, 2020 BioPharmX issued to Timber a warrant to purchase approximately 2.3 million shares of Common Stock at a nominal exercise price (the “Bridge Warrant”). The Bridge Warrant was exercised on a cashless basis on February 10, 2020 for a total amount of 2,323,147 shares of BioPharmX Common Stock. The Company’s investment represented approximately 12% of the outstanding common stock of BioPharmX. The Company elected the fair value option for its investment in BioPharmX because BioPharmX is traded on an active exchange. The investment was classified as a Level 1 financial instrument at March 31, 2020. Based upon the closing price of BioPharmX’s common stock of $0.31 per share as of March 31, 2020, the Company recorded an increase in the fair value of the investment of approximately $0.1 million during the three months ended March 31, 2020, as reflected in the accompanying unaudited condensed consolidated statement of operations. The investment in BioPharmX was approximately $0.7 million as of March 31, 2020.

The following table reflects the activity related to the Company’s loan to BioPharmX as of March 31, 2020:

Loan to BioPharmX
Principal - initial advance	$700,000
Discount recognized on initial advance	(75,000)
Fair value of bridge warrant	(625,000)
Balance as of January 28, 2020	$—
Principal - second closing	700,000
Discount recognized on second closing	(75,000)
Balance as of March 3, 2020	$625,000
Amortization of loan discount	435,833
Balance as of March 31, 2020	$1,060,833

TIMBER PHARMACEUTICALS LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 4. Purchases of Assets

Acquisition of Licenses from Patagonia Pharmaceuticals LLC (“Patagonia”)

On February 28, 2019, the Company acquired the license for a topical formulation of isotretinoin for the treatment of congenital ichthyosis and identified as TMB-001, formerly PAT-001, from Patagonia (the “TMB-001 License”).

Upon closing of the TMB-001 License, the Company paid a one-time upfront payment of $50,000 to Patagonia. Patagonia is entitled to up to $27.0 million of cash milestone payments relating to certain regulatory and commercial achievements of the TMB-001 License, with the first being $4.0 million for the initiation of a Phase 3 pivotal trial, as agreed with the FDA. In addition, Patagonia is entitled to net sales royalties ranging from low single digits to mid double digits for the program licensed. The Company is responsible for all development activities under the license. The potential regulatory and commercial milestones are not yet considered probable, and no milestone payments have been accrued at March 31, 2020 and December 31, 2019.

On June 26, 2019, the Company acquired the license for a locally administered (e.g. topical or subcutaneous) formulation of sitaxsentan for the treatment of cutaneous fibrosis and/or pigmentation disorders, and identified as TMB-003, formerly PAT-S03, from Patagonia (the “TMB-003 License”).

Upon closing of the TMB-003 License Agreement, the Company paid a one-time upfront payment of $20,000 to Patagonia. Patagonia is entitled to up to $10.25 million of cash milestone payments relating to certain regulatory and commercial achievements of the TMB-003 License, with the first being a one-time payment of $250,000 upon the opening of an IND with the FDA. In addition, Patagonia is entitled to net sales earn-out payments ranging from low to mid-single digits for the program licensed. The Company is responsible for all development activities under the license.  The potential regulatory and commercial milestones are not yet considered probable, and no milestone payments have been accrued at March 31, 2020 and December 31, 2019.

The TMB-001 License and TMB-003 License acquisitions were accounted for as asset acquisitions pursuant to ASC Topic 805, Business Combinations (Topic 805”) as the majority of the fair value of the assets acquired were concentrated in a group of similar assets, and the acquired assets did not have outputs or employees. Because the assets had not yet received regulatory approval, the purchase price of $50,000 paid for these assets was recorded as research and development expense in the accompanying unaudited condensed consolidated statement of operations for the period from Inception to March 31, 2019.

Acquisition of License from AFT Pharmaceuticals Limited (“AFT”)

On July 5, 2019, the Company and AFT Pharmaceuticals Limited (“AFT”)  entered into a license agreement which provides the Company with (i) an exclusive license to certain licensed patents, licensed know-how and AFT trademarks to commercialize the Pascomer® product in the United States, Canada and Mexico (collectively, the “Company’s territory”) and (2) a co-exclusive license to develop the Pascomer® product in the Company’s territory. Concurrently, the Company granted to AFT an exclusive license to commercialize the Pascomer® product outside of the Company’s territory and co-exclusive sublicense to develop and manufacture the licensed product for commercialization outside of the Company’s territory (the “AFT License Agreement”).

The AFT License Agreement also provides for the formation of a joint steering committee to oversee, coordinate and review recommendations and approve decisions in respect of the matters the development and commercialized of the Pascomer® product. The committee will be comprised of four members, and each of the Company and AFT shall have the right to appoint two members. The Company shall have final decision making authority on all matters relating to the commercialization of the Pascomer® product in its territory and on all matters related to the development (and regulatory approval) of the Pascomer® product, with certain exceptions.

The development of the Pascomer® product shall be conducted pursuant to a written development plan, written by AFT and approved by the joint steering committee. AFT shall perform clinical trials of the Pascomer® product in the Company’s territory and shall perform all CMC (chemistry, manufacturing and controls) and related activities to support regulatory approval. The Company is responsible for all expenses incurred by AFT during the term of the AFT License Agreement and the Company and AFT shall equally share all costs and expenses incurred by AFT for development and marketing work performed in furtherance of regulatory approval and commercialization worldwide, outside of the Company’s territory.

TIMBER PHARMACEUTICALS LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

Pursuant to the AFT License Agreement, the Company is obligated to reimburse AFT for previously spent development costs, subject to certain limitations, and to pay a one-time, irrevocable and non-creditable upfront payment of $1.0 million to AFT, payable in scheduled installments. Specifically, the Company paid $0.25 million in October 2019 and the remaining $0.75 million due in quarterly installments with the last payment on July 1, 2020.  As of March 31, 2020, the Company has not paid the second quarterly installment of $0.25 million. AFT and the Company have mutually agreed to defer the second quarterly installment payment until completion of the Merger.

AFT is entitled to up to $25.5 million of cash milestone payments relating to certain regulatory and commercial achievements of the AFT License, with the first being $1.0 million upon the successful completion of Phase IIb Clinical Trial, where the results of such clinical trial meet the clinical trials primary clinical endpoints. In addition, AFT is entitled to net sales royalties ranging from high single digits to low double digits for the program licensed. The potential regulatory and commercial milestones are not yet considered probable, and no milestone payments have been accrued at March 31, 2020 and December 31, 2019.

The AFT License Agreement was accounted for as an asset acquisition pursuant to Topic 805 as the majority of the fair value of the assets acquired were concentrated in a group of similar assets, and the acquired assets did not have outputs or employees. Because the assets had not yet received regulatory approval, the purchase price paid for these assets was recorded as research and development expense in the Company’s statement of operations for the period from Inception to December 31, 2019.

Note 5. Accounts Payable and Accrued Expenses

As of March 31, 2020 and December 31, 2019, the Company’s accounts payable and accrued expenses consisted of the following:

	March 31,	December 31,
	2020	2019
Legal expenses	$545,360	$9,628
Research and development	476,327	543,155
Professional fees	370,524	65,926
Personnel expenses	126,702	86,421
Accrued interest	83,333	—
Other	69,140	10,981
Total	$1,671,386	$716,111

Note 6. Bridge Notes Payable

In connection with the Merger Agreement and the Credit Agreement, Timber entered into a securities purchase agreement, dated as of January 28, 2020 (the “SPA”) with certain institutional investors (the “Buyers”), pursuant to which the Buyers agreed to purchase, and Timber agreed to issue, senior secured promissory notes (the “Bridge Notes”) from Timber in the aggregate principal amount of $5 million, in exchange for an aggregate purchase price of $3.75 million, representing aggregate discount of $1.25 million.  Timber also agreed to reimburse the Buyer’s representative $50,000 in transaction costs.  Pursuant to the terms of the SPA, the Buyers purchased the Bridge Notes in three closings for $1,666,666.67 in aggregate principal amount in each closing, in exchange for an aggregate purchase price of $1.25 million in each closing.  Each closing occurred in the three months ended March 31, 2020.  The Bridge Notes bear interest at a rate of 15% per annum (25% upon the occurrence of an event of default thereunder) and are repayable upon the earlier of (i) the closing of a fundamental transaction of Timber, (ii) the date on which Timber’s equity is registered under the Securities Exchange Act of 1934, as amended or is exchanged for equity so registered the Public Company Date or (iii) July 28, 2020. The Bridge Notes are secured by a lien on all of Timber’s assets. Additionally, the Bridge Notes are automatically exchangeable into securities issued pursuant to the Securities Purchase Agreement, described in Note 1, into a variable number of securities issued pursuant to the Securities Purchase Agreement with an aggregate fair value determined by dividing the aggregate principal ($5 million) and accrued but unpaid interest of the Bridge Notes at the time of the exchange by the per share price received from investors in the Securities Purchase Agreement.

TIMBER PHARMACEUTICALS LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

Based on the terms of the Bridge Notes and the Company’s assessment that the automatic exchange feature was the predominant settlement feature of the Bridge Notes, the Company determined that the notes were share-settled debt, and as such accreted the initial carrying value of the Bridge Notes to the fair value of the securities issued pursuant to the Securities Purchase Agreement into which the Bridge Notes will be exchanged, through the estimated exchange date.  The Company recognized approximately $1.0 million of accretion of debt discount from the date the Bridge Notes were issued through March 31, 2020, classified as interest expense in the condensed consolidated statement of operations.

In connection with the SPA, the Company is obligated, within five trading days following the consummation of the first capital raising transaction, post-Merger (see Note 1), to issue to the Buyers, warrants to purchase a total number  shares of common stock that equates to 100% of the US converted shares, as if the Bridge Notes were convertible at the lowest price any securities are sold, convertible or exercisable into in the Timber Funding or the next round of financing. Each warrant is exercisable into a number of shares of $0.001 par value common stock of BioPharmX, and have a term of 5 years from the closing date of the Merger. The warrants do not meet the scope exception of ASC 815, Derivative Accounting,  and therefore, have been accounted for as a liability. The warrant liability has initially been recorded at the fair value on the date the Company became obligated to issue the warrants (each closing date of the Bridge Notes), with subsequent changes in fair value recognized at each reporting period end date. During the three months ended March 31, 2020, the Company recorded approximately $0.3 million as the change in fair value of the warrants as reflected in the condensed consolidated statement of operations.

	Bridge Notes Payable	Warrant Liability
Balance at January 1, 2020	$—	$—
January 28, 2020 - First closing issuance	1,666,666	929,899
February 14, 2020 - Second closing issuance	1,666,667	981,557
March 13, 2020 - Third closing issuance	1,666,667	1,021,262
Original issue discount	(1,300,000)	—
Discount resulting from allocation of proceeds to warrant liability	(2,932,718)	—
	767,282	2,932,718
Amortization of debt discount	1,019,273	—
Change in fair value	—	321,051
Balance at March 31, 2020	$1,786,555	$3,253,769

The inputs used to calculate the fair value of the warrants using the probability Black-Scholes model are as follows:

For the period January 28, 2020 - March 31, 2020
Dividend yield	—
Expected price volatility	84.9%
Risk free interest rate	0.38% - 1.48%
Expected term	5.0 - 5.3 years

Note 7. Members’ deficit

The Amended and Restated Limited Liability Company Agreement, between TardiMed Sciences LLC (“TardiMed”) and Patagonia, as of March 20, 2019 and as amended on July 26, 2019 (the “LLC Agreement”), provides that 9,000 common units have been issued to TardiMed and are outstanding, and 1,000 common units have been issued to Patagonia and are outstanding. These common units were issued in exchange for initial capital contributions from TardiMed and Patagonia of $90 and $10, respectively. In addition, pursuant to the LLC Agreement, TardiMed agreed to commit $2.5 million of capital of the Company in exchange for preferred units, at a purchase price of $1.00 per preferred unit.

TIMBER PHARMACEUTICALS LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

During the three months ended March 31, 2020, TardiMed contributed approximately $0.1 million of capital, and as of March 31, 2020, its capital totaled $1.8 million, and 1,728,885 preferred units are issued and outstanding.

Rights of membership units

As agreed to in the LLC Agreement, the Company shall be managed by a board of managers (the “Board”) composed initially of up to three members (“Managers”), elected by the common unitholders and preferred unitholders holding a majority of the outstanding common units. Pursuant to the LLC Agreement, Patagonia has the right to appoint one Manager on the Board for a period of three years. With certain exceptions provided for in the LLC Agreement, each Manager shall have one vote.

Distributions rights

Preferred unitholders are entitled to an eight percent cumulative annual return on the sum of such Preferred units outstanding, which shall accrue and compound annually, whether or not declared, and whether or not there are funds legally available for the payment thereof. Such preferred unit return is in preference to any distributions to common unit holders.

As of March 31, 2020 and December 31, 2019, the Company’s accrued preferred dividends totaled $72,315 and $37,835, respectively, as a component of members’ deficit. As of March 31, 2019, the Company’s accrued preferred dividends were nominal.

Liquidation

The Board may not approve a sale of the Company without the prior written consent of Patagonia. However, such consent by Patagonia shall not be unreasonably withheld. If the Board proceeds with a sale of the Company (an “Approved Sale”), then each Common unitholder and Preferred unitholder shall raise no objections against such Approved Sale.  If the Approved Sale is structured as a (x) merger or consolidation, each Common and Preferred unitholder shall waive any dissenters’ rights, appraisal rights or similar rights in connection with such merger or consolidation or (y) sale of Units, each Common and Preferred unitholder shall agree to sell all of his, her or its Units and rights to acquire Units on the terms and conditions approved by the Board.

No Common or Preferred unitholder shall have the power or right to withdraw or otherwise resign from the Company prior to the dissolution and winding up of the Company.

Note 8. Equity-based compensation

The Company has a 2019 Equity Incentive Plan (the “Plan”) that permits the granting of incentive units (the “Incentive Units”). The maximum aggregate Incentive Units that may be subject to awards and issued under the Plan is 1,111. At March 31, 2020 and December 31, 2019, 584 and 695, respectively, Incentive Units are outstanding under the Plan.

VARs

In 2019 the Company granted equity based awards similar to stock options under the Plan as VARs. The VARs have an exercise price, a vesting period and an expiration date, in addition to other terms similar to typical equity option grant terms.

The VARs are subject to a time-based vesting requirement and provide for immediate vesting upon a change of control.  Upon valid exercise of vested and exercisable VARs, the Company shall pay to the participant, in a single lump sum cash payment, an amount equal to the product of (a) the excess of (i) fair market value of an Incentive Unit on the date of exercise, over (ii) the exercise price, multiplied by (b) the number of Incentive Units with respect to which VARs are being exercised (the “VAR Amount”).  Notwithstanding the foregoing the Equity Incentive Plan Committee of the Board (the “Committee”) may elect, in its sole discretion, to pay the VAR Amount in the form of Incentive Units that are equivalent in value to the VAR Amount. The Company has a repurchase right upon vesting.  It is the Committee’s intention to pay the VAR Amount in the form of Incentive Units and therefore the VARs are accounted for as equity based awards.

The following is a summary of VARs issued and outstanding as of March 31, 2020 and for the three months ended March 31, 2020:

TIMBER PHARMACEUTICALS LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

	Number of Units	Weighted Average Exercise Price	Total Intrinsic Value	Weighted Average Remaining Contractual Life (in years)
Outstanding as of December 31, 2019	695	$0.01	$279,077	9.4
Cancelled	(111)	$0.01	—	—
Outstanding as of March 31, 2020 (Unaudited)	584	$0.01	$234,505	9.1
Value appreciation right awards vested and expected to vest	584	$0.01	$234,505	9.1
Value appreciation right awards vested and exercisable	55	$0.01	$22,085	8.9

On January 6, 2020, 111 VARs were cancelled due to the voluntary termination of the Company’s Chief Science Officer. During the three months ended March 31, 2020, approximately $8,000 of compensation costs were reversed related to the cancelled VARs.

During the three months ended March 31, 2020, compensation costs were nominal. As of March 31, 2020, the unrecognized compensation costs were approximately $0.1 million, which will be recognized over an estimated weighted-average amortization period of 1.6 years. There were no VAR’s outstanding during the three months ended March 31, 2019.

Note 9. Commitments and contingencies

Leases

The Company is not a party to any leases for office space or equipment.

Litigation

As of March 31, 2020 and December 31, 2019 there was no litigation against the Company.

Note 10. Related party transactions

Patagonia

Patagonia is a private, family-owned company founded in 2013 to address the medical needs of people with rare and serious dermatological conditions. On February 28, 2019 and June 26, 2019, the Company acquired the TMB-001 and TMB-003 licenses from Patagonia (see Note 3 for the payment terms and more details), respectively.  The President of the Company is also the President of Patagonia.  On February 27, 2019, the Company issued 1,000 founder common units to Patagonia for $10.  As of March 31, 2020 and December 31, 2019, Patagonia holds 1,000 common units which represents 10% of the total voting units outstanding.

TardiMed

Capital Contributions - TardiMed Sciences is a startup venture investment and operating firm in the life sciences space. The Chairman of the Board of the Company is also a Managing Member of TardiMed.  The President of the Company is also a Partner of TardiMed.  On February 27, 2019, the Company issued 9,000 founder common units to TardiMed for $90.  As of March 31, 2020 and December 31, 2019, TardiMed holds 9,000 common units which represents 90% of the total voting units outstanding. From February 26, 2019 to December 31, 2019, TardiMed contributed $1.4 million in exchange for 1.4 million preferred units. For the three months ended March 31, 2020, TardiMed contributed an additional $0.1 million in exchange for 142,392 preferred units.

Allocated Expenses - Certain expenses have been allocated by TardiMed and included in its statement of operations and statement of members’ deficit as a contribution by TardiMed.  These expenses are primarily comprised of TardiMed personnel and related expenses, rent and other office expenses. The Company allocated these expenses contributed on a 50%/50% basis to research and development and selling, general and administrative.  Management considers the allocation methodologies used to allocate expenses as reasonable and appropriate based on historical TardiMed expenses attributable to the Company and the Company’s operations. The expenses reflected in the

TIMBER PHARMACEUTICALS LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

consolidated financial statements may not be indicative of expenses that the Company will incur as an independent, publicly traded company and should not be relied upon as an indicator of its future results.  For the three months ended March 31, 2020, approximately $71,000 was allocated to research and development expenses, and selling, general and administrative expenses, respectively. From February 26, 2019 to March 31, 2019, there were no expenses allocated to research and development expenses, and selling, general and administrative expenses.

Note 11. Subsequent events

The Company has completed an evaluation of all subsequent events through May 21, 2020 to ensure that these condensed consolidated financial statements include appropriate disclosure of events both recognized in the condensed consolidated financial statements and events which occurred but were not recognized in the condensed consolidated financial statements. Except as described below, the Company has concluded that no subsequent event has occurred that require disclosure within these condensed consolidated financial statements

Grant Revenue

On April 6, 2020, the Company was awarded the second tranche of $500,000 of the $1.5 million grant from the FDA office of Orphan Products Development Orphan Clinical Trials Grants Program after reaching certain clinical milestones in the development of TMB-001.